Exhibit 99.1

COMMERCIAL METALS COMPANY ANNOUNCES GUIDANCE FOR FIRST QUARTER 2012 EARNINGS

Irving, TX — December 19, 2011 — Commercial Metals Company (NYSE: CMC) announced today guidance for its first quarter ended November 30, 2011. CMC expects first quarter earnings to be in the range of $0.87 to $0.97 per diluted share, which represents a substantial increase over the $0.01 earnings per share recorded for the first quarter of fiscal 2011 and the $1.04 loss per share reported for the fourth quarter of fiscal 2011. Earnings per share from continuing operations are expected to be in the range of $1.01 to $1.11. The loss per share from discontinued operations is expected to be approximately $0.14.

Continuing operations are profitable and include a tax benefit of $102 million ($0.87 per share) related to ordinary worthless stock and bad debt deductions from the investment in the Company’s Croatian subsidiary. Discontinued operations include a charge of approximately $18 million for severance costs related to the closing of the Company’s Croatian pipe mill. On October 7, 2011, CMC announced its decision to exit the Croatian pipe mill business by way of sale and/or closure. At the end of the first quarter of fiscal 2012, production in the melt shop and rolling mill ceased. Final shipments will be made in the second quarter of fiscal 2012.

As previously announced, CMC will release its first quarter earnings on Friday, January 6, 2012. In conjunction with its earnings release, CMC will have a conference call that will be broadcast live over the internet at 11:00 a.m. Eastern Time with Joe Alvarado, President and CEO, and Barbara Smith, Senior Vice President and CFO.

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements regarding the outlook for the Company’s financial results, including net earnings and the date of final shipment from the Croatian pipe mill. These forward-looking statements can generally be identified by words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Developments that could impact the Company’s expectations include the following: absence of global economic recovery or possible recession relapse; solvency of financial institutions and their ability or willingness to lend; success or failure of governmental efforts to stimulate the economy, including restoring credit availability and confidence in a recovery; continued sovereign debt problems in Greece and other countries within the euro zone and other foreign zones; customer non-compliance with contracts; construction activity or lack thereof; decisions by governments affecting the level of steel

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imports, including tariffs and duties; litigation claims and settlements; difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes; metals pricing over which the Company exerts little influence; increased capacity and product availability from competing steel minimills and other steel suppliers, including import quantities and pricing; execution of cost minimization strategies; ability to retain key executives; court decisions and regulatory rulings; industry consolidation or changes in production capacity or utilization; global factors, including political and military uncertainties; currency fluctuations; interest rate changes; availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices; passage of new, or interpretation of existing, environmental laws and regulations; severe weather, especially in Poland; the pace of overall economic activity, particularly in China; and business disruptions, costs and future events related to the tender offer and proxy contest initiated by Carl C. Icahn and affiliated entities.

Important Additional Information

CMC’s stockholders are strongly advised to carefully read CMC’s solicitation/recommendation statement, when it becomes available, regarding the tender offer referred to in this press release, because it will contain important information. Free copies of the solicitation/recommendation statement, which will be filed by CMC with the Securities and Exchange Commission (the “SEC”), will be available at the SEC’s web site at www.sec.gov, or at the CMC web site at www.cmc.com or by writing to CMC at 6565 N. MacArthur Blvd., Suite 800, Irving, Texas 75039, Attn: Corporate Secretary.

Contact:

Investors & Media:

Barbara Smith

Chief Financial Officer

214-689-4300